Exhibit 10.4

NovaDel Pharma Inc. 25 Minneakoning Road Flemington, NJ 08822 Tel. (908) 782-3431 Fax (908) 806-7624

July 31, 2007

Par Pharmaceutical, Inc.

300 Tice Boulevard

Woodcliff Lake, NJ 07677

Attn: John MacPhee, President Branded Division

Re:	Development, Manufacturing and Supply Agreement between NovaDel Pharma, Inc. (“NovaDel”) and Par Pharmaceutical, Inc. (“PAR”) dated July 28, 2004 (the “Agreement”)

Dear John:

We are writing to confirm that, as of the date of PAR’s acknowledgement of this Letter Agreement as set forth below (“Effective Date”), NovaDel and PAR mutually agree to terminate the referenced Agreement.

No provision, right, liability or obligation, regardless of whether previously accrued or owing, survives this termination of the Agreement, other than the confidentiality provisions in the Agreement (Section 10).

As an inducement to the execution by the parties of the attached general releases, each party represents and warrants to the other that it is not aware nor has any knowledge of any actual, pending or threatened claim, action, cause of action, suit, debt, controversy, damage, judgment or demand of any kind or nature arising under or in connection with the Agreement, or any obligation or responsibility or Product thereunder. In consideration of this representation and warranty and the statements made herein, simultaneously with the execution and delivery of this letter agreement, Par and NovaDel shall execute and deliver to the other, the general releases attached hereto as Exhibit A and Exhibit B and made a part hereof.

To the extent that either party has in its possession any Confidential Information of the other, said party agrees to return or destroy such Confidential Information pursuant to Section 10(d) of the Agreement. PAR additionally agrees to: (1) deliver to NovaDel any market research studies or commercial data (including, without limitation, purchaser and distributor information subject to any confidentiality obligations between PAR and such purchaser or distributor) it has in its possession with respect to the Products (as defined in the Agreement) and its commercialization and marketing efforts from the date of the Agreement to the Effective Date, and (2) irrevocably transfer back to NovaDel all right, title and interest in and to the NDA (as defined in the Agreement). As of the Effective Date, NovaDel shall have all rights, title and interest in the Products and the NDA including, without limitation the right to market, commercialize, sell and distribute the Products.

The parties represent to the other that, as of the date of this Letter Agreement, (i) neither party has received any notices of alleged infringement of a third party’s intellectual property rights with respect to any Product, (ii) neither party has received any notification or other information, whether received directly or indirectly, that might affect the marketability, safety or effectiveness of any Product, or that might result in liability issues or otherwise necessitate action on the part of either party, and (iii) there are no outstanding purchase orders, accrued royalties or outstanding Product orders or outstanding FDA reporting requirements.

Within 30 days after the Effective Date, PAR shall transfer and assign to NovaDel, at NovaDel’s expense, all of PAR’s right, title and interest in any existing or Proposed Brand Name (as defined in the Agreement) and all trademark registrations or applications, as well as the good will symbolized thereby, covering such existing or Proposed Brand Names.

Please indicate your acknowledgement and acceptance of the foregoing terms and conditions by signing and dating the copy of this Letter Agreement below and returning it to the undersigned.

Yours truly,

NOVADEL PHARMA

By:	/s/ Steven Ratoff
Name: Steven Ratoff
Title: Chairman, President and CEO

ACKNOWLEDGED AND AGREED:

PAR PHARMACEUTICAL, INC.

By:	/s/ John MacPhee
Name:	John MacPhee
Title:	President, Branded Division

Dated:	7/31/07

EXHIBIT A

GENERAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN

GREETING: Know ye, that NOVADEL PHARMA, INC. (hereinafter “Releasor”), for good and valuable consideration, the receipt of which is hereby acknowledged, from PAR PHARMACEUTICAL, INC. (“Releasee”), does remise, release and forever discharge, and by these presents does for its subsidiaries, affiliated companies, and entities and each of their officers, directors, shareholders, agents, administrators, partners, limited partners, employees, successors, insurers and assigns, remise, release and forever discharge (except as specifically set forth below) Releasee, its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, which against Releasee and its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns, Releasor ever had, now has or which shall or may have for, upon or by reasons of any and all obligations, claims or causes of action against Releasee and its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns arising out of or relating to that certain Development, Manufacturing and Supply Agreement, by and between Releasor and Releasee, dated July 28, 2004.

The Releasor voluntarily and knowingly executes this GENERAL RELEASE with the intent of affecting the extinguishment of all claims as set forth above. Releasor acknowledges that it has reviewed the contents of this GENERAL RELEASE with counsel of its own choosing and that they have had the opportunity to review a draft copy of this GENERAL RELEASE prior to signing it.

This GENERAL RELEASE shall be governed by and construed in accordance with the laws of the State of New Jersey.

NOVADEL PHARMA, INC.

By:	/s/ Steven Ratoff
Name: Steven Ratoff
Title: Chairman, President and CEO

Date:	7/31/07

EXHIBIT B

GENERAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN

GREETING: Know ye, that PAR PHARMACEUTICAL, INC. (hereinafter “Releasor”), for good and valuable consideration, the receipt of which is hereby acknowledged, from NOVADEL PHARMA, INC. (“Releasee”), does remise, release and forever discharge, and by these presents does for its subsidiaries, affiliated companies, and entities and each of their officers, directors, shareholders, agents, administrators, partners, limited partners, employees, successors, insurers and assigns, remise, release and forever discharge (except as specifically set forth below) Releasee, its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, which against Releasee and its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns, Releasor ever had, now has or which shall or may have for, upon or by reasons of any and all obligations, claims or causes of action against Releasee and its subsidiaries, affiliated companies, and entities and each of their respective officers, directors, shareholders, agents, subcontractors, administrators, partners, limited partners, employees, successors, insurers and assigns arising out of or relating to that certain Development, Manufacturing and Supply Agreement, by and between Releasor and Releasee, dated July 28, 2004.

The Releasor voluntarily and knowingly executes this GENERAL RELEASE with the intent of affecting the extinguishment of all claims as set forth above. Releasor acknowledges that it has reviewed the contents of this GENERAL RELEASE with counsel of its own choosing and that they have had the opportunity to review a draft copy of this GENERAL RELEASE prior to signing it.

This GENERAL RELEASE shall be governed by and construed in accordance with the laws of the State of New Jersey.

PAR PHARMACEUTICAL, INC.

By:	/s/ John MacPhee
Name: John MacPhee
Title: President, Branded Division

Date:	7/31/07

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